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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 3, 2004, which appear in the December 31, 2003 Annual Report to Shareholders of Strong Advisor Equity Funds, the December 31, 2003 Annual Report to Shareholders of Strong Core Funds, the December 31, 2003 Annual Report to Shareholders of Strong Growth Funds, the December 31, 2003 Annual Report to Shareholders of Strong Sector Funds and the December 31, 2003 Annual Report to Shareholders of Strong Value Funds, relating to the financial statements and financial highlights of Strong Conservative Equity Funds, Inc. (comprised of the Strong Advisor U.S. Value Fund, Strong Blue Chip Fund, Strong Dividend Income Fund, Strong Energy Fund and Strong Growth and Income Fund series), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 26, 2004